Exhibit (m)(i)(K)

DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be as follows:

NON-LEVERAGED FUNDS

Direxion DWS NASDAQ Volatility Index Response Shares
Direxion NASDAQ-100® Equal Weighted Index Shares
IndiaShares Consumer Shares
IndiaShares Energy & Utilities Shares
IndiaShares Financial Shares
IndiaShares Fixed-Income Shares
IndiaShares Industrial Shares
IndiaShares Infrastructure Shares
IndiaShares Materials Shares
IndiaShares Mid- & Small- Cap Shares
IndiaShares Technology & Telecommunication Shares
Direxion All Cap Insider Sentiment Shares
Direxion S&P 500® DRRC Index Volatility Response Shares
Direxion S&P 600® DRRC Index Volatility Response Shares
Direxion Zacks MLP High Income Shares

1X BEAR FUNDS

Direxion Daily 7-10 Year Treasury Bear 1X Shares
Direxion Daily 20+ Year Treasury Bear 1X Shares
Direxion Daily Corporate Bond Bear 1X Shares
Direxion Daily Developed Markets Bear 1X Shares
Direxion Daily Dow 30® Bear 1X Shares
Direxion Daily Emerging Market Bear 1X Shares
Direxion Daily Large Cap Bear 1X Shares
Direxion Daily Municipal Bond Taxable Bear 1X Shares
Direxion Daily Small Cap Bear 1X Shares
Direxion Daily Total Market Bear 1X Shares
Direxion Daily Total Bond Market Bear 1X Shares
Direxion Daily Financial Bull 1X Shares
Direxion Daily Technology Bear 1X Shares

LEVERAGED FUNDS

1.25X Funds

Direxion Daily China Energy Bull 1.25X Shares	Direxion Daily China Materials Bull 1.25X Shares
Direxion Daily China Industrials Bull 1.25X Shares	Direxion Daily China Consumer Discretionary Bull 1.25X Shares
Direxion Daily China Consumer Staples Bull 1.25X Shares	Direxion Daily China Health Care Bull 1.25X Shares
Direxion Daily China Financials Bull 1.25X Shares	Direxion Daily China Information Technology Bull 1.25X Shares
Direxion Daily China Telecommunication Services Bull 1.25X Shares	Direxion Daily China Utilities Bull 1.25X Shares
Direxion Daily China A Share Bull 1.25X Shares

2X Funds

Direxion Daily 20+ Year Treasury Bull 2X Shares	Direxion Daily 20+ Year Treasury Bear 2X Shares
Direxion Daily Small Cap Bull 2X Shares	Direxion Daily Small Cap Bear 2X Shares
Direxion Daily Large Cap Bull 2X Shares	Direxion Daily Large Cap Bear 2X Shares
Direxion Daily Dow 30 Bull 2X Shares	Direxion Daily Dow 30 Bear 2X Shares
Direxion Daily China A Share 2X Bull Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares	Direxion Daily 7-10 Year Treasury Bear 3X Shares
Direxion Daily 20+ Year Treasury Bull 3X Shares	Direxion Daily 20+ Year Treasury Bear 3X Shares
Direxion Daily Canada Bull 3X Shares	Direxion Daily Canada Bear 3X Shares
Direxion Daily Basic Materials Bull 3X Shares
Direxion Daily Brazil Bull 3X Shares	Direxion Daily Brazil Bear 3X Shares
Direxion Daily FTSE China Bull 3X Shares	Direxion Daily FTSE China Bear 3X Shares
Direxion Daily Clean Energy Bull 3X Shares	Direxion Daily Clean Energy Bear 3X Shares
Direxion Daily Commodity Related Bull 3X Shares	Direxion Daily Commodity Related Bear 3X Shares
Direxion Daily Corporate Bond Bull 3X Shares	Direxion Daily Corporate Bond Bear 3X Shares
Direxion Daily Developed Markets Bull 3X Shares	Direxion Daily Developed Markets Bear 3X Shares
Direxion Daily Emerging Markets Bull 3X Shares	Direxion Daily Emerging Markets Bear 3X Shares

Direxion Daily Energy Bull 3X Shares	Direxion Daily Energy Bear 3X Shares
Direxion Daily Financial Bull 3X Shares	Direxion Daily Financial Bear 3X Shares
Direxion Daily Gold Miners Bull 3X Shares	Direxion Daily Gold Miners Bear 3X Shares
Direxion Daily Healthcare Bull 3X Shares
Direxion Daily High Yield Bull 3X Shares	Direxion Daily High Yield Bear 3X Shares
Direxion Daily India Bull 3X Shares
Direxion Daily Indonesia Bull 3X Shares	Direxion Daily Indonesia Bear 3X Shares
Direxion Daily Latin America Bull 3X Shares
Direxion Daily Malaysia Bull 3X Shares	Direxion Daily Malaysia Bear 3X Shares
Direxion Daily Mid Cap Bull 3X Shares	Direxion Daily Mid Cap Bear 3X Shares
Direxion Daily Municipal Bond Taxable Bull 3X Shares
Direxion Daily Natural Gas Related Bull 3X Shares	Direxion Daily Natural Gas Related Bear 3X Shares
Direxion Daily Real Estate Bull 3X Shares	Direxion Daily Real Estate Bear 3X Shares
Direxion Daily Regional Banks Bull 3X Shares	Direxion Daily Regional Banks Bear 3X Shares
Direxion Daily Retail Bull 3X Shares
Direxion Daily Russia Bull 3X Shares	Direxion Daily Russia Bear 3X Shares
Direxion Daily S&P 500® Bull 3X Shares	Direxion Daily S&P 500® Bear 3X Shares
Direxion Daily Semiconductor Bull 3X Shares	Direxion Daily Semiconductor Bear 3X Shares
Direxion Daily Small Cap Bull 3X Shares	Direxion Daily Small Cap Bear 3X Shares
Direxion Daily South Korea Bull 3X Shares	Direxion Daily South Korea Bear 3X Shares
Direxion Daily Taiwan Bull 3X Shares	Direxion Daily Taiwan Bear 3X Shares
Direxion Daily Technology Bull 3X Shares	Direxion Daily Technology Bear 3X Shares
Direxion Daily Thailand Bull 3X Shares	Direxion Daily Thailand Bear 3X Shares
Direxion Daily TIPs Bull 3X Shares	Direxion Daily TIPs Bear 3X Shares
Direxion Daily Total Bond Market Bull 3X Shares
Direxion Daily Total Market Bull 3X Shares	Direxion Daily Total Market Bear 3X Shares
Direxion Daily Utilities Bull 3X Shares	Direxion Daily Utilities Bear 3X Shares
Direxion Daily Industrial Bull 3X Shares	Direxion Daily Industrial Bear 3X Shares
Direxion Daily Turkey Bull 3X Shares	Direxion Daily Turkey Bear 3X Shares
Direxion Daily Junior Gold Miners Index Bull 3X Shares	Direxion Daily Junior Gold Miners Index Bear 3X Shares
Direxion Daily Silver Miners Bull 3X Shares	Direxion Daily Silver Miners Bear 3X Shares
Direxion Daily Dow 30 Bull 3X Shares	Direxion Daily Dow 30 Bear 3X Shares
Direxion Daily FTSE European Bull 3X Shares	Direxion Daily FTSE European Bear 3X Shares

Direxion Daily Japan Bull 3X Shares	Direxion Daily Japan Bear 3X Shares
Direxion Daily Chile Bull 3X Shares	Direxion Daily Chile Bear 3X Shares
Direxion Daily Hong Kong Bull 3X Shares	Direxion Daily Hong Kong Bear 3X Shares
Direxion Daily Mexico Bull 3X Shares	Direxion Daily Mexico Bear 3X Shares
Direxion Daily Philippines Bull 3X Shares	Direxion Daily Philippines Bear 3X Shares
Direxion Daily China A Share Bull 3X Shares
Direxion Daily MSCI European Financial Bull 3X Shares	Direxion Daily MSCI European Financial Bear 3X Shares

Up to 0.25% of average daily net assets.

Last Updated: November 26, 2013.